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                                                                 EXHIBIT 10.57*

         * Confidential treatment has been requested in connection with this document.

                            NETWORK AGREEMENT BETWEEN
                          ALLIANT ENERGY COMPANIES AND
                   MCLEODUSA TELECOMMUNICATIONS SERVICES, INC.

This agreement is between Wisconsin Power and Light Co., a Wisconsin corporation with offices at 222 West Washington, Madison, WI 53703, IES Utilities, Inc. an Iowa corporation with offices at 200 1st St. SE, Cedar Rapids, IA 52401 and Interstate Power Corporation, a Delaware corporation with principal offices at 1000 Main St., Dubuque, IA 52004, and any other corporation, 40% or more of which is owned by any of the foregoing, or which is under common ownership or control with any of the foregoing, or which is owned by Alliant Energy Corporation (hereinafter "Alliant Energy" or the "Alliant Energy Company or Companies"), and McLeodUSA Telecommunications Services, Inc. ("McLeodUSA"), an Iowa corporation with offices at McLeodUSA Technology Park, 6400 C Street SW, P O Box 3177, Cedar Rapids, Iowa 52406-3177.

I. PURPOSE/ GRANT. This Agreement is for the purpose of exchanging attachment space on the Alliant Energy Network for telecommunications capacity owned by McLeodUSA, pursuant to the Telecommunications Act of 1996. It takes the place of all previous contracts on this subject and is effective as of the date signed. It is valid for Attachments of telecommunications equipment to the Alliant Energy Network and utilization of telecommunications capacity on McLeodUSA's Network, and for no other purpose.

With this Agreement, Alliant Energy grants McLeodUSA, and any other corporation, 40% or more of which is owned by or which is under common ownership or control of McLeodUSA the right to construct, install, maintain, operate, inspect and remove communications cable, and the necessary fixtures, wires and equipment, including antennae, associated with communications cable used for the purpose of transmitting telecommunications and communications signals including but not limited to audio, video or data type communications ("Telecommunication Purposes"). With this Agreement, McLeodUSA grants Alliant Energy the right to usage of communications signals, associated with the transmittal of telecommunications and communications signals, including but not limited to audio, video or data type communications, anywhere on the McLeodUSA Network ("Transport Capacity") pursuant to the terms of this Agreement.

II. TERM. This Agreement has an initial term of 30 years, and automatically renews for 5 five year terms, unless written notice to terminate is given by either party to the other three years prior to the expiration of the initial or any renewal term. This is not an exclusive agreement. Either party may enter into similar arrangements with other parties, including but not limited to other telephone companies, municipalities, private individuals, utilities or CATV companies.


III.  DEFINITIONS

"McLeodUSA Network" means the communications network consisting of fiber, fiber cable, telephone cable, optronics, attachments, hubs, Customer Connections (the connection from a customer site that purchases communications service from McLeodUSA) and other communications materials owned, leased and constructed by McLeodUSA, including fiber-optic fibers, fiber-optic cable, and hardware owned by McLeodUSA.

"The Alliant Energy Network" means the network consisting of underground duct and overhead structures, including microwave and radio towers, owned by any Alliant Energy Company, carrying that company's electrical transmission and

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distribution system, distribution, transmission and other facilities owned by
Alliant Energy, fee owned real estate on which such facilities are located and equipment used for transmission and distribution of energy. Real estate which is not used as right of way or for electric or gas utility structures is not subject to this Agreement, and utilization of such real estate by McLeodUSA shall be subject to a separate agreement requested from Alliant Energy Real Estate and Right of Way Department (hereinafter "AEREROWD").

"Alliant Energy Engineering Standards" means the written, uniformly applied standards developed by Alliant Energy for use in determining the methods and equipment used, and safety precautions to be taken, in making an attachment to the Alliant Energy Network.

"Optronics" means device(s), otherwise known as an "opto-electrical transducer", which converts electrical energy to optical energy and vice versa, which are used as transmitters and receivers in fiber optic communications systems. Optronics includes devices installed or existing on Alliant Energy Company owned or leased premises, as well as the portion of the device installed or existing on the McLeodUSA Network which is necessary for Alliant's usage, but does not include that portion of an optronic device on the McLeodUSA Network which is necessary for use by other McLeodUSA customers.

"Attachment" means the placement of McLeodUSA fiber, wires, fiber cable, telephone cable, optronics, and associated equipment on or in Alliant Energy Network.

"Alliant Energy Pricing Option" means the model utilized by McLeodUSA for pricing the installation of fiber and optronics for the Alliant Energy Companies, attached hereto and incorporated herein by reference as Exhibit A. The Alliant Energy Pricing Option is valid only for utilization of DS-1 and DS-3 capacity by Alliant Energy on McLeodUSA's Network. Other fiber, optronics or network construction requests by Alliant Energy shall be by separate agreement.


IV.  ATTACHMENT PERMITS

Before making an Attachment, McLeodUSA will obtain a permit to attach from AEREROWD using the procedure and forms attached hereto and incorporated herein by reference as Exhibit B. The Attachments must meet Alliant Energy Engineering Standards, copies of which will be provided to McLeodUSA. Alliant shall provide McLeodUSA with copies of any changes to such Engineering Standards which relate to McLeodUSA Attachments. Overlashing will be allowed with a separate permit from the AEREROW. Alliant shall conduct inspections to assure that McLeodUSA complies with such Alliant Energy Engineering Standards.

McLeodUSA agrees to reimburse Alliant Energy for the cost of a field study, including but not limited to the cost of a pre-construction inspection by Alliant Energy personnel, engineering, planning any changes to the Alliant Energy equipment necessary to accommodate the Attachment, and the cost of a post-construction inspection.

McLeodUSA, its subsidiaries and affiliates, agree that utilization of the Alliant Energy Network shall be limited to Telecommunications Purposes only. All telecommunications equipment must be installed and maintained by McLeodUSA according to the requirements of all applicable Federal, State and local codes and authorities, including but not limited to the Telecommunications Act of 1996.

V.   SERVICE REQUESTS BY ALLIANT ENERGY

Alliant Energy will complete a Service Order form (attached as Exhibit C) requesting utilization of Transport Capacity on McLeodUSA's Network. Such form shall describe the location of the facilities to be utilized and the Capacity required. Alliant Energy agrees that utilization of Transport Capacity on McLeodUSA's Network will not be used to compete with McLeodUSA's telecommunications business and will be limited to voice, video and data communications for internal purposes only, which purposes include metering,

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monitoring or controlling energy and water utilization by customers, to the extent that such uses shall not adversely impact McLeodUSA service to its customers.


VI.  ATTACHMENT, OVERLASHING, REPLACEMENT,TRANSFER OR OTHER SERVICES

A. ALLIANT ENERGY NETWORK. The parties recognize that it may be to their mutual benefit for Alliant Energy to perform installing, replacing, transferring or overlashing of any McLeodUSA telecommunications facilities on the Alliant Energy Network. To the extent reasonably and economically feasible, McLeodUSA shall make good faith efforts to subcontract this type of work to Alliant Energy. McLeodUSA will, prior to the commencement of any such services, supply to Alliant Energy evidence that its personnel have been properly and adequately trained in safe working practices in and around electric lines. If McLeodUSA Attachments are to be made in the vicinity of a substation in the Alliant Energy Network, as shown on the route map supplied by McLeodUSA pursuant to the Attachment Permit requested by McLeodUSA under Section IV of this Agreement, McLeodUSA will, at Alliant Energy's request, provide an access loop or splice point at, or as close as reasonably possible to, the substation.

B. MCLEODUSA NETWORK. In the event that Alliant Energy requests that McLeodUSA undertake a project for which construction of additional facilities on the McLeodUSA Network is required, the costs of such construction shall be charged to Alliant Energy pursuant to the Alliant Energy Pricing Option attached hereto and incorporated herein by reference as Exhibit . Requests for such construction shall be made using the procedure and forms attached hereto and incorporated herein by reference as Exhibit D.

VII.   ALLIANT ENERGY NETWORK CHANGES TO ACCOMMODATE ATTACHMENT

If Alliant Energy determines that a structure, tower, duct or real estate is inadequate to support the McLeodUSA Attachment, the structure, tower, duct or real estate will be modified or replaced. Such replacement shall be at McLeodUSA's expense if such modification or replacement is required by Alliant Energy Engineering Standards. The expense will be determined by adding the total cost of the new facilities, engineering and testing, related maintenance, removal of the old facilities, and any cost to third parties. Subtracted from that total will be the salvage (not to exceed original cost) or the accumulated depreciation (whichever is greater) and any expenditure for Alliant Energy's convenience. The remaining amount will be billed to McLeodUSA. Amounts due third parties are to be paid directly to them by McLeodUSA. McLeodUSA must provide the necessary guying to support unbalanced loads. The guying must meet Alliant Energy's Engineering standards. McLeodUSA may attach guying to the Alliant Energy anchors only if Alliant Energy determines that there is adequate anchor capacity. If Alliant Energy determines that the anchor does not have sufficient capacity, McLeodUSA will provide its own anchor.

If it is necessary to replace or rearrange the Alliant Energy Network facilities to accommodate McLeodUSA's Attachment pursuant to the Alliant Energy Engineering standards. Alliant Energy will replace or rearrange its facilities and bill McLeodUSA for the costs.

If more than one customer, including McLeodUSA, which has no attachment simultaneously submits a request for attachment, and if construction, replacement or rearrangement is required, the cost will be prorated. This proration will be agreed on before construction begins.

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VIII.  OPTRONICS

Installation of all Optronics will be performed by McLeodUSA on McLeodUSA's Network. Alliant Energy will pay for optronics installed by McLeodUSA in accordance with the Alliant Energy Pricing Option, Exhibit A. McLeodUSA will own and maintain all optronics.

IX.  MAINTENANCE OF ATTACHMENTS

McLeodUSA agrees to maintain its Attachments in safe condition and good repair in accordance with all code requirements and in the manner required by Alliant Energy. Except for Attachments involving: 1)hazardous conditions; or 2) potential effect on the reliability of the Alliant Energy Network, Alliant Energy will provide McLeodUSA 10 days notice and the opportunity to repair or replace Attachments which do not comply with the Alliant Energy Engineering standards. Attachments involving hazardous conditions or potential effect on the reliability of the Alliant Energy Network may be repaired or replaced by Alliant Energy without notice or the opportunity to cure. McLeodUSA will pay for such repair or replacement upon receipt of a bill therefor from Alliant Energy. McLeodUSA's Attachments must not impair the use of the Alliant Energy Network by Alliant Energy or other attachers. McLeodUSA agrees to transfer or relocate its Attachments upon sixty (60) days advance notice when requested by Alliant Energy, unless otherwise agreed upon by the parties. In an emergency Alliant Energy may transfer McLeodUSA's Attachments, to another structure, tower, duct or location and bill McLeodUSA for the work. If McLeodUSA has not removed any Attachments within sixty 60 days of request by Alliant Energy, McLeodUSA authorizes the removal of any such Attachments by Alliant Energy at McLeodUSA's expense.

When it is necessary for Alliant Energy to replace a structure, tower, duct or location to which McLeodUSA is attached, Alliant Energy will give McLeodUSA 60 days notice in advance of the construction date. McLeodUSA agrees to have a crew at the job to make the transfer with the Alliant Energy crew or reimburse Alliant Energy for making the transfer. If Alliant Energy replaces a structure, tower, duct or location based on its need, McLeodUSA will only be responsible for paying the costs of transferring its Attachment to the new structure, tower, duct or location.

Alliant Energy will perform all tree trimming required for its attachments on Alliant Energy Network. McLeodUSA will pay, as the portion of the tree trimming costs related to McLeodUSA facilities, 20% of Alliant tree-trimming costs attributed to the structures, towers, ducts or real estate on which McLeodUSA has Attachments.

X.  NETWORK CHANGES

Except as provided otherwise in this agreement, McLeodUSA will be responsible for the actual costs to relocate, rearrange or otherwise modify any part of the McLeodUSA Network or Alliant Energy Network, if these costs have resulted from a change sought by McLeodUSA. In no event will Alliant Energy be responsible for costs to relocate, rearrange or otherwise modify McLeodUSA Attachments on the Alliant Energy Company's Network which are requested or required by changes to the electrical system.

If the relocation, rearrangement or other modification of the McLeodUSA Network or Alliant Energy Network is necessitated by requirements of public authorities, requirements of private property owners or any accident or other unforeseen circumstances not caused by the tortious conduct of McLeodUSA or Alliant Energy, then each party shall be responsible for their respective costs of relocating, rearranging or otherwise modifying their networks.

XI.  ABANDONMENT

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A.       ALLIANT ENERGY COMPANY NETWORK

If the Alliant Energy Company desires at any time to abandon any pole, duct or Tower upon which McLeodUSA Attachments exist, it shall give McLeodUSA 60 days advance notice in writing to that effect. If at the expiration of said period Alliant Energy Company has no Attachments on such pole, duct or Tower but McLeodUSA has not removed all of its Attachments, such pole, duct or Tower shall become the property of McLeodUSA. Thereafter, McLeodUSA shall assume all responsibility for maintenance and insurance, and agrees thereafter to defend indemnify and hold harmless the Alliant Energy Company from every obligation, liability or cost and from all damages, expenses or charges incurred after such abandonment, arising out of, or because of, the presence of or the condition of such pole, duct, Tower or any Attachments not caused by the Alliant Energy Company's failure to maintain such in accordance with industry standards. McLeodUSA shall pay Alliant Energy a sum equal to the fair market value of such abandoned pole, duct or tower, offset by any amount paid to Alliant Energy which increased the fair market value of said pole. McLeodUSA will receive a properly authorized bill of sale. In such event McLeodUSA shall be responsible for obtaining all consents and easements to maintain the poles, ducts and Towers at their present location.

If McLeodUSA desires at any time to abandon any Attachments on the Alliant Energy Network, McLeodUSA shall give Alliant Energy sixty (60) days advance notice in writing.

B.  MCLEODUSA NETWORK

If McLeodUSA desires at any time to abandon any part of the McLeodUSA Network on which Alliant Energy utilizes Capacity, such that Alliant Energy's Communications Network would be interrupted, McLeodUSA shall give Alliant Energy sixty (60) days advance notice in writing.

Within such sixty (60) day period, Alliant Energy may elect to purchase such McLeodUSA Network assets. If Alliant Energy elects to purchase such abandoned assets, Alliant Energy shall pay McLeodUSA a sum equal to the fair market value of the purchased assets, offset by any amount paid to McLeodUSA by Alliant Energy for the construction of same.

C.  CONDITIONS

Any transfer is subject to the consent of any party which either party:

         a.       has granted a security interest in its Network, or

         b. has entered into a debt agreement containing covenants stating that such transfer would constitute a default or restricts such transfer.

If consent cannot be obtained, the right to purchase shall be extinguished as to that offer. Upon a duly authorized transfer, McLeodUSA will provide a properly authorized bill of sale to Alliant Energy. In such event, Alliant Energy shall be responsible for obtaining all consents and easements to maintain the attachments at their present location. Thereafter, Alliant Energy shall assume all responsibility for maintenance and insurance. After such transfer, Alliant Energy agrees thereafter to defend, indemnify and hold harmless McLeodUSA from every obligation, liability or cost and from all damages, expenses, and charges incurred after such abandonment arising out of or because of the presence of or the condition of such attachments not caused by McLeodUSA's failure to adequately maintain such in accordance with industry standards.

XII.  Termination/EXPIRATION

A. Termination
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During the initial 30 year term, this Agreement may not be terminated by either party except for material breach of its provisions and, if practicable, three years (3) prior written notice to the breaching party. During any of the five
(5) year renewal terms, this Agreement may be terminated by either party for any reason upon three (3) years prior written notice. Any accrued Transport Capacity shall have no value other than a unit of measure used in exchange for Alliant Energy's use on the McLeodUSA Network, and upon termination of this Agreement all accrued Transport Capacity shall have no cash equivalent value.

B. EXPIRATION

Upon expiration of the initial term and any renewal terms of this Agreement, the parties shall cooperate to the fullest extent possible to place each other in a position to continue that party's business operations with the least practicable interruption. Where necessary, the parties agree to sell to each other, at fair market value, such of their Network as is feasible under then existing legal, technological and regulatory conditions, in order to allow the other party to continue its business operations. Any transfer is subject to the consent of any party which either party

         a.       has granted a security interest in its  Network, or

         b. has entered into a debt agreement containing covenants stating that such transfer would constitute a default or restricts such transfer.

If consent cannot be obtained, the right to purchase shall be extinguished as to that offer.

XIII.  INFORMATION EXCHANGE AND NETWORK PLANNING

The parties agree to exchange information regarding changes in their respective networks and future plans for Network location or expansion. McLeodUSA will provide to Alliant Energy updated reports of anticipated McLeodUSA Network expansion or construction at the same time as reports of accrued Transport Capacity calculated pursuant to Section XV are provided. Semi-annual reports to Alliant shall reflect the amount of Transport Capacity accrued by Alliant pursuant to Section XV of this Agreement offset by the amount of Transport Capacity used by Alliant. Such reports shall include a copy of the McLeodUSA network map. Alliant Energy will provide McLeodUSA a map of the Alliant Network, including towers upon request [or with the transmission of utlization reports].


XIV TOWERS

Alliant Energy-IES Utilities grants McLeodUSA the right to use for Telecommunications Purposes microwave towers owned by it, in exchange for Transport Capacity as shown in section XV. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the SEC under Rule 24b-2(b) and has been filed separately with the SEC] McLeodUSA shall retain any rental income from other users of the microwave towers in consideration of its management of the microwave towers for Alliant Energy-IES . Alliant Energy-IES Utilities reserves the right to deny access to microwave towers to any third party, including McLeodUSA, due to engineering or insurance concerns, including but not limited to electrical interference or maintenance of the physical/structural integrity of the towers. In the event that McLeodUSA receives payments from any third party for conversion of any frequency required by the FCC to be abandoned, McLeodUSA shall either: perform the conversion to a communications system with capacity as good or better than that of the microwave tower, or shall remit these payments to Alliant Energy.

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Alliant Energy grants McLeodUSA the right to attach for Telecommunications
Purposes to all other towers (meaning the towers owned by IPC and WPL and collectively referred to as "Other Towers"), including but not limited to radio towers, owned by Alliant Energy in exchange for Transport Capacity as shown in
Section XV. Such grant of right is not exclusive, and does not preclude usage of such other towers by Alliant Energy for its own purposes. In the event that a third party makes a bona fide offer to lease space for the attachment of telecommunications facilities used for Telecommunications Purposes to Alliant Energy's Other Towers in its Network, other than that portion of the Network owned by IES Utilities, and such attachment is within the capabilities of such Other Tower, the AEREROWD shall inform McLeodUSA of such request. In the event that McLeodUSA desires to attach its facilities in the area requested by the third party, McLeod USA shall compensate Alliant Energy for such Attachment as provided in Article XV. In the event that McLeodUSA does not attach its facilities in the space requested by the third party, but desires to reserve said space, McLeod USA shall compensate Alliant Energy for such reservation as described in Article XV. In the event that no attachment or reservation of such space is required, no compensation shall be due to Alliant Energy. In the event that the attachment of telecommunications facilities to Other Towers is not subject to regulation by any state agency, including but not limited to the Public Service Commission of Wisconsin or Minnesota or any successor Agency, the parties shall negotiate the use of the Other Towers by McLeodUSA. Alliant Energy is responsible for insurance and maintenance of the Towers.


XV.      PAYMENT

McLeodUSA will pay Alliant Energy for Attachments on the Alliant Energy Network by making Capacity available on the McLeodUSA Network. This Capacity will be made available utilizing the following formula.

[CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC UNDER RULE 24B-2(B) AND HAS BEEN FILED SEPARATELY WITH THE SEC]

The Transport Capacity shall be useable by any Alliant Energy Company at any time during the initial term of this Agreement or any renewal term.

The parties agree that the total amount of Transport Capacity accrued but not used by Alliant Energy as of the effective date of this Agreement shall be re-calculated using the formula expressed above.

In the event that [CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC UNDER RULE 24B-2(B) AND HAS BEEN FILED SEPARATELY WITH THE SEC] ceases to become the standard unit of measurement on the McLeodUSA Network due to technology changes, the parties shall reasonably agree on the replacement measurement (SUCH AS [CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC UNDER RULE 24B-2(B) AND HAS BEEN FILED SEPARATELY WITH THE SEC] or other form of capacity measurement), and shall convert all accrued Transport Capacity to said unit of measurement, subject to McLeodUSA approval in compliance with McLeodUSA's standards and practices.

Time is of the essence in installation of the fiber and fiber optic cable for utilization by the Alliant Energy Companies.

Installation costs for fiber and optronics dedicated to Alliant Energy, or for its proportionate share thereof will be paid by the Alliant Energy Company pursuant to Exhibit A, the Alliant Energy Pricing Option. Changes in the Alliant Energy Pricing Option may be made from time to time by

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McLeodUSA. The Alliant Energy Pricing Option contain an overhead component.
Alliant Energy may request an audit of the overhead component on an annual basis. In the event that the audit reveals a difference of ten percent (10%) more or less than the overhead rate stated in the Alliant Energy Pricing Option, Alliant Energy shall pay the difference between what was charged over the previous twelve months and actual overhead costs to McLeodUSA, or McLeodUSA shall refund to Alliant Energy the amount of overpayment over the twelve months. In the event that an audit is required by a regulatory agency, each party shall bear one half the costs of the audit.

[CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC UNDER RULE 24B-2(B) AND HAS BEEN FILED SEPARATELY WITH THE SEC] If McLeodUSA agrees to design, engineer and install fiber optic cable pursuant to said request, cost of design, installation and construction shall be as stated in the then-current Alliant Energy Pricing Option. In the event that McLeodUSA does not agree to expansion of its Network to include the location requested, Alliant Energy may itself, or may contract with a third party to, design, engineer and build fiber optic cable, optronics and associated equipment in the location desired by Alliant Energy, but may only use McLeodUSA facilities upon McLeodUSA's approval in compliance with McLEodUSA's standards and practices.

XVI.  ATTACHMENT INSPECTION

Following the pre- and post-construction inspections under Section IV of this Agreement, Alliant Energy reserves the right to make periodic inspections of McLeodUSA's Attachments on its Network. Such inspections will be at McLeodUSA's expense. Failure to make inspections does not waive any rights of Alliant Energy under this agreement. Alliant Energy will notify McLeodUSA in writing (see notice provision) before it makes such an inspection. It is McLeodUSA's option to accompany Alliant Energy personnel during the inspection.

XVII.  INSURANCE

McLeodUSA will carry the following types of insurance: worker's compensation liability as established by the applicable state statutes and comprehensive general liability. The comprehensive general liability will have a contractual liability endorsement. The minimum limits for the comprehensive general liability coverage will be bodily injury $300,000/$1,000,000, and property damage $500,000. A certificate of insurance will be approved by Alliant Energy before any Attachments to its Network are made under this agreement.

XVIII.  LIABILITY AND DAMAGES

Both parties reserve the right to maintain their Networks and to operate facilities in a manner that will best enable them to fulfill their service requirements. No Alliant Energy Company will be liable for any interruptions of service to McLeodUSA except as may be caused by Alliant Energy's negligence or willful misconduct. McLeodUSA agrees that it is responsible for any overlashings on its lines attached to any Alliant Energy's Network.

McLeodUSA agrees to exercise all necessary precautions to avoid damage to facilities of Alliant Energy and other attachers. McLeodUSA agrees to indemnify Alliant Energy from and against any loss, damage, or claims resulting from any acts or omissions of McLeodUSA. McLeodUSA agrees to make an immediate report to al Alliant Energy of any loss or damage to Alliant Energy's or other attacher's or overlasher's facilities and agrees to pay the cost of repairs, except if due to Alliant Energy's negligence or willful misconduct.

Alliant Energy shall promptly notify McLeodUSA of (i) any damages caused by Alliant Energy to the McLeodUSA Network or (ii) any claims against McLeodUSA for property damage, bodily injury or death arising directly or indirectly out of Alliant Energy's use of the McLeodUSA Network. Notwithstanding any other provision to the contrary, neither party shall be liable to the other for the

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other party's consequential or indirect damages, including but not limited to, exemplary or punitive damages, loss of profits or revenue, whether arising out of this transaction or breach of this Agreement or otherwise.

XVIII.  INDEMNIFICATION

McLeodUSA agrees to take all necessary precautions to safeguard the public against damages or injury and to save Alliant Energy harmless from any and all damages, expense, costs and reasonable attorney's fees on account of injury to person, life or property or injury resulting in the death of any person or persons in any manner arising out of or in connection with attachment, removal, relocation, rearrangement, reconstruction, repair or overlashings of McLeodUSA's Attachments on Alliant Energy's Network, except as may be caused by Alliant Energy's negligence or willful misconduct.

If Alliant Energy is made a party to any suit or litigation on account of injury or damage or alleged injury or damage to person, life or property or on account of an injury or damage or alleged injury resulting in the death of any person or persons, arising out of or in connection with the attachment, removal, relocation, rearrangement, reconstruction, repair of McLeodUSA's Attachments to the Alliant Energy Network, except as may be caused by Alliant Energy's negligence or willful misconduct, McLeodUSA will defend such actions on behalf of Alliant Energy, including claims and causes of action at common law or arising under any statute. If judgment will be obtained or claim allowed against Alliant Energy, McLeodUSA will pay and satisfy such judgment or claim in full, except as may be caused by Alliant Energy's negligence or willful misconduct.

XIX.  RIGHTS

Nothing in this Agreement will affect the rights of others not mentioned in this Agreement including the rights to use structures or towers or structure or tower space.

Neither party shall assign, sublet or otherwise transfer this Agreement or any of its rights and interest to any firm, corporation or individual, without the prior written consent of the other party, except either party shall have the right by written notification to the other to assign, convey or otherwise transfer its rights, title, interest and obligations under this Agreement to any entity controlled by the party, controlling or under common control or any entity into which a party may be merged or consolidated or which purchases all or substantially all of the assets of such party. In the case of a divestiture of utility transmission or distribution facilities to a third party, the Transport Capacity accrued to Alliant Energy as a result of Attachment by McLeodUSA on the divested facilities shall be deducted from the total Transport Capacity accrued by Alliant Energy, and McLeodUSA shall pay to the entity to whom these assets are divested the fair market value of their rental, as determined by the FCC from time to time. In the event that real estate is sold or divested by Alliant Energy on which McLeodUSA facilities are located, Alliant Energy shall convey an easement to McLeodUSA for its facilities located on such real estate and may sell the land subject to the easement without removing the McLeodUSA Attachments. Alliant Energy shall be entitled to continue to use all Transport Capacity accrued under this Agreement without reduction by reason of the sale of real estate. This Agreement shall extend to and bind the successors and assigns of Alliant Energy and the permitted successors and the permitted assigns of McLeodUSA.


XX.  TERMS

Failure to enforce any of the terms or conditions of this Agreement will not constitute a waiver of any such terms or conditions. Alliant Energy and McLeodUSA reserve the right to and may seek any and all remedies and relief available at law. Neither McLeodUSA nor Alliant Energy will be deemed to have waived any rights or remedies at law by virtue of executing this Agreement. Bills for any charges under this Agreement will be payable within thirty days after the date of invoice. Should any term of this Agreement be determined by a court or other entity of competent jurisdiction to be unenforceable, all other

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terms of this Agreement will remain in full force and effect.


XXI.  NOTICES

All notices required by this Agreement will be in writing and sent to the following address. Address changes may be made in writing. Notices will be effective upon receipt unless otherwise stated.

McLeodUSA Telecommunications Services, Inc.
McLeodUSA Technology Park
 6400 C Street SW, PO Box 3177
Cedar Rapids, IA  52406-3177.
Attention: Law Group.

The Alliant Energy Utilities hereby designate:
Alliant Energy Real Estate and Right of Way Department
P.O. Box 769
Dubuque, Iowa 52004-0769

To receive any notices sent to any Alliant Energy Company pursuant to this Agreement.


Dated this 24th day of November, 1999


Wisconsin Power and Light Co.      McLeodUSA Telecommunications
                                   Services, Inc.


By: /s/ K. K. Zuhlke               By: /s/ Stephen C. Gray
   -------------------                ----------------------
                                   Stephen C. Gray, President


IES Utilities, Inc.               Alliant Energy Corporate Services, Inc. as
                                  Agent for other Alliant Energy Companies



By: /s/ K. K. Zuhlke               By: /s/ Pamela J. Wegner
   -------------------                ---------------------
Interstate Power Corporation


By: /s/ K. K. Zuhlke
   --------------------

                                    EXHIBIT A

[CONFIDENTIAL MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC UNDER RULE 24B-2(B) AND HAS BEEN FILED SEPARATELY WITH THE SEC]